UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

ACTIVISION BLIZZARD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ACTIVISION BLIZZARD, INC.

3100 Ocean Park Boulevard

Santa Monica, CA 90405

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
and
NOTICE OF ANNUAL MEETING
September 24, 2008

Proxy materials for the 2008 Annual Meeting of Stockholders of Activision Blizzard, Inc., are now available on the Internet. Important information regarding the Internet availability of the company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

Dear Stockholder,

The Annual Meeting will be held at The Peninsula Hotel, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212, on Wednesday, September 24, 2008, beginning at 9:00 a.m., Pacific Daylight Time, for the following purposes:

(1)   To elect eleven directors. The nominees are Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Bruce L. Hack, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, René P. Pénisson and Richard Sarnoff.

(2)   To act on a proposal to approve the Activision Blizzard, Inc. 2008 Incentive Plan.

(3)   To act on a stockholder proposal regarding diversity on the Board of Directors of Activision Blizzard, Inc.

(4)   To act on a stockholder proposal regarding a stockholder advisory vote on executive compensation.

The Board of Directors recommends that you vote FOR the election of each nominee for director, FOR the proposal to approve the Activision Blizzard, Inc. 2008 Incentive Plan and AGAINST each of the stockholder proposals. All stockholders are cordially invited to attend the Annual Meeting of Stockholders. Only stockholders of record of the company at the close of business on July 28, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice.

You May Vote Your Proxy When You View The Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Vote Your Proxy on the Internet:

Go to www.cstproxy.com/activision/2008
Have your proxy card available when
you access the above website. Follow
the prompts to vote your shares.

You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.

The Proxy Materials are available for review at:

www.cstproxy.com/activision/2008

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

ACTIVISION BLIZZARD, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 24, 2008

•      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting.

•      The Company’s Proxy Statement and Annual Report to Shareholders are available at:

www.cstproxy.com/activision/2008

•      If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 11, 2008 to facilitate timely delivery.

The following proxy materials are available for you to review online at www.cstproxy.com/activision/2008

•                  the Notice and Proxy Statement for the Annual Meeting;

•                  the Company’s Annual Report to Shareholders for the year ended March 31, 2008.

ACCESSING YOUR PROXY MATERIALS ONLINE

If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps:

Step 1:                   Go to www.cstproxy.com/activision/2008

Step 2:                   Click the appropriate button to view the Company’s proxy materials.

Step 3:                   Make your selection as instructed to choose your delivery preferences and to VOTE.

Step 4:                   Follow the instructions on the screen to log in.

You will not be required to provide any identifying information other than your COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online.

OBTAINING A FREE PAPER OR E-MAIL COPY OF
THE PROXY MATERIALS

If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the company’s stockholders on paper or via e-mail in any of the following ways:

Telephone:	Call us toll-free at 1-888-221-0690.
Internet:	Go to www.cstproxy.com/activision/2008 and request a printed version of the materials.
E-mail:	Send a message to proxy@continentalstock.com with Activision in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.